NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:

Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169	For Immediate Release

Everest Re Group Reports Second Quarter 2007 Earnings

HAMILTON, Bermuda – July 23, 2007 -- Everest Re Group, Ltd. (NYSE: RE) reported second quarter after-tax operating income1, which excludes realized capital gains and losses, of $213.3 million, or $3.36 per diluted share, compared to $218.7 million, or $3.35 per diluted share, for the second quarter of last year. Net income, including net realized capital gains and losses, was $282.9 million for the second quarter of 2007, up from $220.4 million for the second quarter of 2006. Net income per diluted share grew by 31.7% to $4.45 in this year’s second quarter from $3.38 in the second quarter of 2006.

For the six months ended June 30, 2007, after-tax operating income was $481.2 million compared to $376.6 million for the six months ended June 30, 2006. On a per diluted share basis, net operating income was $7.50, an increase of 30% compared to $5.77 for the six months ended June 30, 2006. Net income, including realized capital gains and losses was $580.5 million in the first six months of 2007, or $9.05 per diluted share compared to $388.8 million or $5.96 per diluted share, for the first six months of 2006.

Operating highlights for the second quarter of 2007 included the following:

•

Gross written premiums were $935.5 million, a 2.8% increase compared to $910.4 million in the second quarter of 2006. Growth in the reinsurance segments, with gross written premiums up by 8.2% quarter over quarter, more than offset the decline in the insurance book. Year-to-date, gross written premiums of $1.95 billion, in the aggregate, are little changed from last year.

•	Net investment income increased 17.2% to $179.7 million compared to $153.3 million in the second quarter of 2006.
•

Cash flow from operations was $96.4 million for the quarter compared to $151.6 million in 2006. These results include catastrophe loss payouts of $127.9 million and $241.1 million, respectively, and tax payments of $135.0 million and $26.2 million, respectively, for the three months ended June 30, 2007 and 2006.

•	The year-to-date annualized operating income return on average shareholders’ equity was 18.5% and the annualized net income return was 21.5%.
•

The GAAP combined ratio in the second quarter was 89.2% compared to 87.7% in the same period last year. Overall, the Company experienced net unfavorable development of $2.3 million in the quarter which had a negligible impact on the combined ratio. Prior years’ loss reserves, excluding mass action, developed favorably by $35.7 million and asbestos reserves developed unfavorably by $38.0 million.

•

Catastrophe losses were $70.4 million (net of reinstatement premiums) for the quarter, adding 8.1 points to the combined ratio. The storms and flooding in Australia and England accounted for the largest portion of these losses.

•

Shareholders equity grew from $5.1 billion to $5.3 billion in the first six months of 2007, despite $200 million of share repurchases and a doubling of the common dividend. Book value per share stood at $84.46 as of June 30, up 7.6% from $78.53 as of year end 2006.

•

Since year end 2006, the Company has repurchased 2.1 million of its common shares at an average price of $95.32. The total cost of the repurchased shares is $200 million, $19 million of which was purchased in the second quarter. The repurchases were made pursuant to a 5 million share repurchase authorization provided by the Company’s Board of Directors, leaving 2.9 million shares available under the authorization.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “The earnings power evident in recent quarters highlights the strength of Everest’s franchise. In an increasingly challenging marketplace, we have maintained our discipline and focus always keeping our eyes on the bottom line.”

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the second quarter results will be held at 8:30 a.m. Eastern Time on July 24, 2007. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

_________________________

1 The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax realized gains (losses) as the following reconciliation displays:

	Three Months Ended June,				Six Months Ended June 30,

(Dollars in thousands, except per share amounts)	2007		2006		2007		2006

	(unaudited)				(unaudited)
	amount	per diluted share	amount	per diluted share	amount	per diluted share	amount	per diluted share

Net income	$282,868	$4.45	$220,403	$3.38	$580,450	$9.05	$388,799	$5.96
After-tax realized gains	69,581	1.09	1,700	0.03	99,240	1.55	12,224	0.19

After-tax operating income	$213,287	$3.36	$218,703	$3.35	$481,210	$7.50	$376,575	$5.77

Although realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

— Financial Details Follow —

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2007	2006	2007	2006
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$999,320	$893,332	$2,004,049	$1,915,122
Net investment income	179,693	153,333	335,489	298,359
Net realized capital gains	91,774	2,472	132,666	16,073
Net derivative income	5,995	1,316	3,227	5,195
Other (expense) income	(8,044)	2,275	(4,379)	(4,332)
Total revenues	1,268,738	1,052,728	2,471,052	2,230,417

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	619,114	543,637	1,184,882	1,242,580
Commission, brokerage, taxes and fees	234,423	206,403	460,078	443,905
Other underwriting expenses	37,541	33,645	73,601	62,659
Interest expense on senior notes	7,790	7,787	15,579	15,573
Interest expense on long term notes	4,327	-	4,327	-
Interest expense on junior subordinated debt	9,362	9,362	18,724	18,724
Amortization of bond issue costs	2,687	234	2,922	469
Interest and fee expense on credit facilities	77	98	154	195
Total claims and expenses	915,321	801,166	1,760,267	1,784,105

INCOME BEFORE TAXES	353,417	251,562	710,785	446,312
Income tax expense	70,549	31,159	130,335	57,513

NET INCOME	$282,868	$220,403	$580,450	$388,799
Other comprehensive loss, net of tax	(106,716)	(105,324)	(109,898)	(158,617)

COMPREHENSIVE INCOME	$176,152	$115,079	$470,552	$230,182

PER SHARE DATA:
Average shares outstanding (000's)	62,901	64,708	63,533	64,665
Net income per common share - basic	$4.50	$3.41	$9.14	$6.01

Average diluted shares outstanding (000's)	63,518	65,258	64,137	65,264
Net income per common share - diluted	$4.45	$3.38	$9.05	$5.96

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars in thousands, except par value per share)	2007	2006
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2007, $9,676,029; 2006, $10,210,165)	$9,624,885	$10,319,850
Equity securities - available for sale, at market value (cost: 2007, $16,393; 2006, $1,252,595)	16,393	1,613,678
Equity securities, at fair value	1,551,240	-
Short-term investments	2,436,747	1,306,498
Other invested assets (cost: 2007, $587,990; 2006, $466,232)	590,657	467,193
Cash	187,790	249,868
Total investments and cash	14,407,712	13,957,087
Accrued investment income	146,150	141,951
Premiums receivable	1,091,841	1,136,787
Reinsurance receivables	724,219	772,813
Funds held by reinsureds	287,735	284,809
Deferred acquisition costs	368,420	388,117
Prepaid reinsurance premiums	51,856	67,757
Deferred tax asset	227,957	220,047
Federal income taxes recoverable	15,998	-
Other assets	162,565	138,202
TOTAL ASSETS	$17,484,453	$17,107,570

LIABILITIES:
Reserve for losses and loss adjustment expenses	$8,743,833	$8,840,140
Future policy benefit reserve	93,537	100,962
Unearned premium reserve	1,505,558	1,612,250
Funds held under reinsurance treaties	73,695	70,982
Losses in the course of payment	75,733	55,290
Commission reserves	36,908	23,665
Other net payable to reinsurers	30,618	47,483
Current federal income taxes payable	-	43,002
8.75% Senior notes due 3/15/2010	199,621	199,560
5.4% Senior notes due 10/15/2014	249,670	249,652
6.6% Long term notes due 5/1/2067	399,637	-
Junior subordinated debt securities payable	546,393	546,393
Accrued interest on debt and borrowings	14,368	10,041
Other liabilities	176,957	200,463
Total liabilities	12,146,528	11,999,883

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized;
(2007) 63.2 million and (2006) 65.0 million issued and outstanding	653	650
Additional paid-in capital	1,791,220	1,770,496
Accumulated other comprehensive income, net of deferred income taxes of
$30.4 million at 2007 and $175.0 million at 2006	(12,170)	348,543
Treasury shares, at cost; (2007) 2.1 million shares and (2006) 0.0 million shares	(200,080)	-
Retained earnings	3,758,302	2,987,998
Total shareholders' equity	5,337,925	5,107,687
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$17,484,453	$17,107,570
EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2007	2006	2007	2006
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$282,868	$220,403	$580,450	$388,799
Adjustments to reconcile net income to net cash provided by
operating activities:
Decrease in premiums receivable	45,724	83,688	48,290	69,062
(Increase) decrease in funds held by reinsureds, net	(94)	(4,325)	981	(42,609)
Decrease in reinsurance receivables	67,870	55,661	54,498	103,201
Decrease (increase) in deferred tax asset	7,337	(292)	26,405	(4,985)
Decrease in reserve for losses and loss adjustment expenses	(33,499)	(167,385)	(134,010)	(177,511)
Decrease in future policy benefit reserve	(4,065)	(11,254)	(7,425)	(16,352)
Decrease in unearned premiums	(91,315)	(22,797)	(111,347)	(24,381)
Change in other assets and liabilities, net	(88,979)	(8,559)	(74,989)	14,476
Non-cash compensation expense	4,437	3,007	9,287	6,350
Amortization of bond premium	(2,124)	5,911	(826)	13,215
Amortization of underwriting discount on senior notes	41	37	80	73
Realized capital gains	(91,774)	(2,472)	(132,666)	(16,073)

Net cash provided by operating activities	96,427	151,623	258,728	313,265

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale	305,278	192,648	617,195	359,089
Proceeds from fixed maturities sold - available for sale	169,549	48,298	204,035	152,375
Proceeds from equity securities - available for sale	-	92,573	-	120,222
Proceeds from equity securities - fair value	1,027,955	-	1,318,561	-
Proceeds from other invested assets sold	5,572	21,141	27,383	26,703
Cost of fixed maturities acquired - available for sale	(155,618)	(79,224)	(255,487)	(842,907)
Cost of equity securities acquired - available for sale	-	(261,659)	-	(377,770)
Cost of equity securities acquired - fair value	(816,891)	-	(1,138,408)	-
Cost of other invested assets acquired	(78,004)	(30,254)	(119,765)	(58,952)
Net (purchases) sales of short-term securities	(873,100)	(108,943)	(1,103,090)	353,864
Net increase in unsettled securities transactions	(3,992)	(24,378)	(4,412)	(1,200)

Net cash used in investing activities	(419,251)	(149,798)	(453,988)	(268,576)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	9,715	2,659	11,440	18,418
Purchase of treasury stock	(19,039)	-	(200,080)	-
Proceeds from issuance of long term notes	399,637	-	399,637	-
Dividends paid to shareholders	(30,223)	(7,792)	(60,961)	(15,579)

Net cash provided by (used in) financing activities	360,090	(5,133)	150,036	2,839

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(9,685)	12,367	(16,854)	20,620

Net increase (decrease) in cash	27,581	9,059	(62,078)	68,148
Cash, beginning of period	160,209	166,364	249,868	107,275

Cash, end of period	$187,790	$175,423	$187,790	$175,423

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid (recovered)	$135,022	$26,232	$160,306	$(25,086)
Interest paid	$16,189	$16,210	$34,378	$34,518